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                                                                     EXHIBIT 1.2

                                                               EXECUTION VERSION

                                PRICING AGREEMENT

CREDIT SUISSE FIRST BOSTON CORPORATION
ELEVEN MADISON AVENUE
NEW YORK, NEW YORK  10010-3629

CREDIT SUISSE FIRST BOSTON(EUROPE) LIMITED
ONE CABOT SQUARE
LONDON E14 4QJ

AND

SALOMON SMITH BARNEY INC.
390 GREENWICH STREET
NEW YORK, NEW YORK  10017

AS REPRESENTATIVES OF THE SEVERAL
       UNDERWRITERS NAMED ON SCHEDULE I HERETO

                                                               NOVEMBER 20, 2002

Ladies and Gentlemen:

     SLM Funding Corporation, a Delaware corporation (the "Company"), and the Student Loan Marketing Association, a corporation formed under the laws of the United States ("Sallie Mae"), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated November 20, 2002 (the "Underwriting Agreement"), between the Company and Sallie Mae, on the one hand, and Credit Suisse First Boston Corporation, Credit Suisse First Boston (Europe) Limited and Salomon Smith Barney Inc., on the other hand, that the Company will cause the trust (the "Trust") formed pursuant to the Trust Agreement dated as of November 1, 2002 between the Company and Chase Manhattan Bank USA, National Association, as trustee (the "Eligible Lender Trustee"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Student Loan-Backed Notes (the "Notes") specified in Schedule II hereto (the "Designated Securities"). The Notes will be issued and secured pursuant to the Indenture, dated as of November 1, 2002 (the "Indenture"), between the Trust and The Bank of New York, as trustee (the "Indenture Trustee").

     Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and

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also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

     The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to
Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form to be delivered to you is proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to cause the Trust to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at the time and place and at the purchase price to the Underwriters set forth in
Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, less the principal amount of Designated Securities covered by Delayed Delivery Contracts, if any, as may be specified in Schedule II.

     During the period beginning from the date of this Pricing Agreement for the Designated Securities and continuing to and including November 26, 2002, the Company agrees, and Sallie Mae agrees that it will cause the Company, not to, and not to permit any affiliated entity to, offer, sell, contract to sell or otherwise dispose of, any securities (other than the Designated Securities) collateralized by, or any securities (other than the related Certificates) evidencing an ownership in, Student Loans, other than any auction rate securities on their respective auction dates, without the prior written consent of the Representatives.

     Each Underwriter represents and agrees that (a) it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, with the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA"), received by it in connection with the issue or sale of Notes in circumstances in which section 21(1) of the FSMA does not apply to the Company; and (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom. The Company

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represents and agrees that it has been informed of the existence of the FSA stabilizing guidance contained in Section MAR 2, Ann 2G of the FSA Handbook (the Handbook of rules and guidance issued by the Financial Services Authority).

     Credit Suisse First Boston (Europe) Limited, in its capacity as UK Stabilizing Manager, may, to the extent permitted by applicable laws, over-allot and effect transactions in any over-the-counter market or otherwise in connection with the distribution of the Class A-5 Student Loan-Backed Notes (the "Euro Notes") with a view to supporting the market price of the Euro Notes at levels higher than those which might otherwise prevail in the open market, but in doing so it shall not act as agent of the Company and any loss resulting from over-allotment or stabilization will be borne, and any profit arising from them shall be retained, by the UK Stabilizing Manager or, as the case may be, the Underwriters in the manner agreed between them. The Underwriters acknowledge that the Company has not authorized the issue of Euro Notes in a principal amount exceeding Euro 500,000,000.

     Each Underwriter further represents and agrees that it understands that the Seller has not taken any action, or will take any action, that would permit a public offering of the Notes in any country or jurisdiction other than in the United States, where action for that purpose is required, and the Notes shall not be offered or sold, directly or indirectly, and neither the Prospectus nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any such country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations.

     If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company and Sallie Mae. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and Sallie Mae for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

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                                        Very truly yours,

                                        SLM FUNDING CORPORATION

                                        By: /s/  MARK L. HELEEN
                                            -------------------

                                            Name:  Mark L. Heleen

                                            Title: Vice President

                                        STUDENT LOAN MARKETING ASSOCIATION

                                        By: /s/  SOMSAK CHIVAVIBUL
                                            ----------------------

                                            Name:  Somsak Chivavibul

                                            Title: Treasurer

Accepted as of the date hereof:

CREDIT SUISSE FIRST BOSTON CORPORATION


By: /s/ JONATHAN CLARK
    -------------------
Name:   Jonathan Clark
Title:  Director
----------------

CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED


By: /s/ ISABEL FARAGALLI
------------------------

Name:   Isabel Faragalli
------------------------
Title:  Authorized Signatory
----------------------------

SALOMON SMITH BARNEY INC.


By: /s/ JOHN P. EBBOTT  JR.
---------------------------

Name:   John P. Ebbott Jr.
--------------------------

Title:  Director

On behalf of each of the Underwriters

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                                   SCHEDULE I

                 AMOUNT OF DESIGNATED SECURITIES TO BE PURCHASED

  UNDERWRITER                             CLASS A-1      CLASS A-2      CLASS A-3      CLASS A-4       CLASS A-5       CLASS A-6
Credit Suisse First Boston Corporation  $  50,367,500  $  57,350,000  $  49,615,000  $  51,735,000  EURO           0  $          0

Credit Suisse First Boston (Europe)
Limited                                 $           0  $           0  $           0  $           0  EURO 118,750,000  $          0

Salomon Smith Barney, Inc.              $  50,367,500  $  57,350,000  $  49,615,000  $  51,735,000  EURO 118,750,000  $ 94,550,000

Deutsche Bank Securities Inc.           $  50,367,500  $  57,350,000  $  49,615,000  $  51,735,000  EURO 118,750,000  $          0

Lehman Brothers Inc.                    $  50,367,500  $  57,350,000  $  49,615,000  $  51,735,000  EURO           0  $          0

Lehman Brothers International (Europe)  $           0  $           0  $           0  $           0  EURO 181,750,000  $          0

Bayerische Hypo-und Vereinsbank
Aktingesellschaft                       $           0  $           0  $           0  $           0  EURO  25,000,000  $          0

TOTAL                                   $ 201,470,000  $ 229,400,000  $ 198,460,000  $ 206,940,000  EURO 500,000,000  $ 94,550,000
                                        =============  =============  =============  =============  ================  ============

UNDERWRITER                               CLASS A-7      CLASS A-8      CLASS A-9     CLASS A-10       CLASS A-11       CLASS B
Credit Suisse First Boston Corporation  $           0  $           0  $           0  $ 100,000,000  $              0  $          0

Credit Suisse First Boston (Europe)
Limited                                 $           0  $           0  $           0  $           0  $              0  $          0

Salomon Smith Barney, Inc.              $ 100,000,000  $ 100,000,000  $ 100,000,000  $           0  $              0  $ 59,850,000

Deutsche Bank Securities Inc.           $           0  $           0  $           0  $           0  $              0  $          0

Lehman Brothers International (Europe)  $           0  $           0  $           0  $           0  $              0  $          0

Lehman Brothers Inc.                    $           0  $           0  $           0  $           0  $    100,000,000  $          0

Bayerische Hypo-und Vereinsbank
Aktingesellschaft                       $           0  $           0  $           0  $           0  $              0  $          0

TOTAL                                   $ 100,000,000  $ 100,000,000  $ 100,000,000  $ 100,000,000  $    100,000,000  $ 59,850,000
                                        =============  =============  =============  =============  ================  ============

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                                   SCHEDULE II

TITLE OF EACH CLASS OF DESIGNATED SECURITIES:

               Floating Rate Class A-1 Student Loan-Backed Notes
                              (for purposes of this Schedule II, "Class A-1")
               Floating Rate Class A-2 Student Loan-Backed Notes
                              (for purposes of this Schedule II, "Class A-2")
               Floating Rate Class A-3 Student Loan-Backed Notes
                              (for purposes of this Schedule II, "Class A-3")
               Floating Rate Class A-4 Student Loan-Backed Notes
                              (for purposes of this Schedule II, "Class A-4")
               Floating Rate Class A-5 Student Loan-Backed Notes
                              (for purposes of this Schedule II, "Class A-5")
               Auction Rate Class A-6 Student Loan-Backed Notes
                              (for purposes of this Schedule II, "Class A-6")
               Auction Rate Class A-7 Student Loan-Backed Notes
                              (for purposes of this Schedule II, "Class A-7")
               Auction Rate Class A-8 Student Loan-Backed Notes
                              (for purposes of this Schedule II, "Class A-8")
               Auction Rate Class A-9 Student Loan-Backed Notes
                              (for purposes of this Schedule II, "Class A-9")
               Auction Rate Class A-10 Student Loan-Backed Notes
                              (for purposes of this Schedule II, "Class A-10")
               Auction Rate Class A-11 Student Loan-Backed Notes
                              (for purposes of this Schedule II, "Class A-11")
               Auction Rate Class B Student Loan-Backed Notes
                              (for purposes of this Schedule II, "Class B")

AGGREGATE PRINCIPAL AMOUNT OF EACH CLASS:

               Class A-1:     $    201,470,000
               Class A-2:     $    229,400,000
               Class A-3:     $    198,460,000
               Class A-4:     $    206,940,000
               Class A-5:     EURO 500,000,000
               Class A-6:     $     94,550,000
               Class A-7:     $    100,000,000
               Class A-8:     $    100,000,000
               Class A-9:     $    100,000,000
               Class A-10:    $    100,000,000
               Class A-11:    $    100,000,000
               Class B:       $     59,850,000

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PRICE TO PUBLIC OF EACH CLASS:

               Class A-1:     100.00%
               Class A-2:     100.00%
               Class A-3:     100.00%
               Class A-4:     100.00%
               Class A-5:     100.00%
               Class A-6:     100.00%
               Class A-7:     100.00%
               Class A-8:     100.00%
               Class A-9:     100.00%
               Class A-10:    100.00%
               Class A-11:    100.00%
               Class B:       100.00%

PURCHASE PRICE BY UNDERWRITERS OF EACH CLASS:

               Class A-1:     99.830%
               Class A-2:     99.800%
               Class A-3:     99.775%
               Class A-4:     99.750%
               Class A-5:     99.650%
               Class A-6:     99.650%
               Class A-7:     99.650%
               Class A-8:     99.650%
               Class A-9:     99.650%
               Class A-10:    99.650%
               Class A-11:    99.650%
               Class B:       99.600%

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:         Same Day Funds


INDENTURE: Indenture, dated as of November 1, 2002, among The Bank of New York, as Indenture Trustee, the SLM Student Loan Trust 2002-7, and Chase Manhattan Bank USA, National Association, as Eligible Lender Trustee.

MATURITY:

               Class A-1:     March 2010 Distribution Date
               Class A-2:     June 2013 Distribution Date
               Class A-3:     September 2015 Distribution Date
               Class A-4:     September 2017 Distribution Date

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               Class A-5:     September 2021 Distribution Date
               Class A-6:     March 2028 Distribution Date
               Class A-7:     March 2028 Distribution Date
               Class A-8:     March 2028 Distribution Date
               Class A-9:     March 2028 Distribution Date
               Class A-10:    March 2028 Distribution Date
               Class A-11:    March 2028 Distribution Date
               Class B:       December 2039 Distribution Date

INTEREST RATE:

               Class A-1:     interpolated 3/4-month LIBOR* plus 0.00%
               Class A-2:     interpolated 3/4-month LIBOR* plus 0.04%
               Class A-3:     interpolated 3/4-month LIBOR* plus 0.09%
               Class A-4:     interpolated 3/4-month LIBOR* plus 0.18%
               Class A-5:     interpolated 3/4-month EURIBOR* plus 0.27%
               Class A-6:     auction rate
               Class A-7:     auction rate
               Class A-8:     auction rate
               Class A-9:     auction rate
               Class A-10:    auction rate
               Class A-11:    auction rate
               Class B:       auction rate

----------
* As to initial Accrual Period; thereafter, Three-month LIBOR or EURIBOR, as applicable.

FORM OF DESIGNATED SECURITIES: Book-Entry (DTC), except for Class A-5 Notes, which are Euroclear

TIME OF DELIVERY: November 26, 2002

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

     Student Loan Marketing Association
     11600 Sallie Mae Drive
     Reston, VA  20193

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NAMES AND ADDRESSES OF REPRESENTATIVES:

     Designated Representatives:     Credit Suisse First Boston Corporation


         Address for Notices, etc.:  Credit Suisse First Boston Corporation
                                     Eleven Madison Avenue
                                     New York, New York 10010-3629
                                     Attn: Jonathan Clark

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